Exhibit 5.1

Suite 3400 Houston, TX 77002-2730 United States of America
Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America

T: +1 212 506 2500 F: +1 212 262 1910

www.mayerbrown.com
March 23, 2026

Battalion Oil Corporation 820 Gessner Road Suite 1100 Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to Battalion Oil Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, in connection with the proposed sale by a stockholder of the Company (the “Selling Stockholder”) of up to (i) 1,800,000 aggregate shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and 927,273 aggregate shares of Common Stock issuable upon exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) of the Company (the “Warrant Shares” and together with the Common Shares, the “Shares”). The Shares are proposed to be sold by the Selling Stockholder in the manner set forth under the caption “Plan of Distribution” in the prospectus constituting Part I of the Registration Statement (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinion hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company. We also examined the Registration Statement and the Securities Purchase Agreement, dated March 3, 2026, by and between the Company and the Selling Stockholder, pursuant to which the Selling Stockholder purchased the Common Shares and Pre-Funded Warrants.

During the course of such examination and review, and in connection with furnishing the opinion set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that the Shares shall have been sold in the manner set forth under the caption “Plan of Distribution” in the Prospectus.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP
Battalion Oil Corporation
March 23, 2026
Page 2

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

(1)The Common Shares are validly issued, fully paid and non-assessable.

(2)Assuming the issuance in accordance with the terms of the Pre-Funded Warrants and that the Company has received the consideration therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are admitted to practice law in New York and our opinion expressed herein is limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

This opinion letter has been prepared for use in connection with the Registration Statement. This opinion letter has been prepared for use in connection with the Registration Statement. The opinion and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Respectfully submitted,

/s/ Mayer Brown LLP

DSB/CMN